                                                 Registration No. 333-__________
    As filed with the Securities and Exchange Commission on December 13, 2002
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                       VALLEY NATIONAL GASES INCORPORATED

             (Exact name of registrant as specified in its charter)

              Pennsylvania                                    23-2888240
      (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

                       Valley National Gases Incorporated
                                 67 43rd Street
                          Wheeling, West Virginia 26003
                                 (304) 234-4460
                          (Address, including zip code,
                  of registrant's principal executive offices)

                              --------------------

                       VALLEY NATIONAL GASES INCORPORATED
                       1997 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                              --------------------

                               Robert D. Scherich
                       Valley National Gases Incorporated
                                 67 43rd Street
                          Wheeling, West Virginia 26003
                                 (304) 234-4460

                      (Name, address and telephone number,
              including area code, of agent for service of process)

                              --------------------

                                    Copy to:
                               Amy E. Ayotte, Esq.
                              Dorsey & Whitney LLP
                        50 South Sixth Street, Suite 1500
                          Minneapolis, Minnesota 55402
                                 (612) 340-6323

                              --------------------

                         CALCULATION OF REGISTRATION FEE


                                                           Proposed maximum           Proposed maximum
  Title of securities to be           Amount to           offering price per         aggregate offering              Amount of
         registered               be registered(1)             share(2)                   price(2)               registration fee
         ----------               ----------------             --------                   --------               ----------------
Common Stock, $.001
par value per share                    650,000                  $5.974                   $3,883,100                    $358.00


(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Common Stock that may be offered or issued under the Valley National Gases Incorporated 1997 Stock Option Plan, as amended, to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended. The proposed maximum aggregate offering price has been calculated as follows: options to purchase 403,000 shares of Common Stock have been granted with an approximate weighted average exercise price of $6.203 per share; and the proposed maximum aggregate offering price of the remaining 247,000 shares of Common Stock that are being registered herein is based upon the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq Stock Market's consolidated reporting system on December 6, 2002.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Valley National Gases Incorporated (the "Company"), are incorporated by reference in this Registration Statement, as of their respective dates:

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002;

      (b) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

      (c) the description of the Company's Common Stock, par value $.001 per share, as contained in Item 1 of the Registration Statement on Form 8-A filed on January 17, 1997, including any amendment or report filed for the purpose of updating such description filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

      The audited financial statements as of and for the years ended June 30, 2000 and 2001 included in the Annual Report on Form 10-K incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, the Company has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated July 31, 2001 into this Registration Statement. Accordingly, Arthur Andersen will not be liable to investors under Section 11(a) of the Securities Act or any other applicable laws because it has not consented to being named as an expert in this Registration Statement, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

ITEM 4.    DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Pennsylvania statutory law regarding directors and officers insurance and indemnification is embodied in Subchapter D (Sections 1741 through 1750) of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"). Section 1741 (relating to third party actions) and 1742 (relating to derivative actions) of the PBCL provide that, unless otherwise restricted by its bylaws, a business corporation shall have the power to indemnify any person who is made a party to a third-party or derivative action, respectively, by reason that such person is or was a representative of the corporation. The PBCL defines representative to mean a director, officer, employee or agent thereof (a "Representative"). The sections further state that the corporation is authorized to indemnify the Representative against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding. However, the Representative must have acted in good faith and with a reasonable belief that his or her actions were in the best interests, or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, the Representative must have had no reasonable cause to believe his or her conduct was unlawful.

      Section 1743 of the PBCL provides mandatory indemnification for a Representative to the extent that he or she succeeds on the merits or otherwise in the defense of action or proceeding referred to in 1741 or 1742. The corporation must indemnify him or her to the extent of his or her actual and reasonable expenses (including attorney's fees) in connection with the claim or action.

      Section 1746(a) states that the statutory rights of indemnification shall not be deemed exclusive of any other rights to which a person might be entitled under any bylaw, agreement, or otherwise. However, 1746(b) forbids indemnification to be made in any case where the act or failure to act giving rise to the claim is determined by a court to be willful misconduct or recklessness. A corporation may not provide indemnification in the case of willful misconduct or recklessness.

      The PBCL, in Section 1747, also authorizes corporations to purchase and maintain insurance on behalf of a Representative, whether or not the corporation would have the power to indemnify him or her. Such insurance is statutorily declared to be consistent with Pennsylvania's public policy.

      Article Ten of the Company's Amended and Restated Articles of Incorporation provides that (i) the Company is required to indemnify its directors and officers to the fullest extent permitted by Pennsylvania law and that such indemnification shall continue after such person has ceased to be an officer or director thereof, and (ii) the Company may indemnify employees or agents of the Company to the fullest extent permitted by Pennsylvania law. The Company must undertake any required indemnification unless the officer or director has not met the applicable standard of conduct as set forth in or pursuant to Article Ten as determined (1) by a majority vote of a quorum consisting of directors not party to the proceeding, (2) in the written opinion of independent legal counsel if such a quorum is not available or if directed to be obtained by a quorum of disinterested directors, or (3) by a majority vote of the shareholders.

      Additionally, Article Ten provides that expenses incurred by a person who is or was a director or officer of the Company in defending a civil or criminal action or proceeding shall be paid by the Company in advance of its final disposition if the Company receives an undertaking from the director or officer to repay any advanced amount if it is ultimately determined that he or she is not entitled to be indemnified pursuant to Article Ten.

      Further, Article 10 provides that other right(s) of indemnification may exist as to any person seeking indemnification (whether under the Bylaws, any statute, agreement, vote of shareholders or disinterested directors or otherwise). The Company is also permitted to enter into agreements, without approval from its shareholders, with any director, officer, employee or agent that provide for indemnification the Company deems it to be appropriate (to the extent permitted by law), and it may purchase and maintain insurance for any director, officer, employee or agent of the Company (or of another entity at the request of the Company) against any liability arising in connection with such a relationship, even if the Company would not otherwise be authorized under
Article 10 to provide such indemnification.

      The Company's Bylaws, at Section 7.1, provide, in form and substance, for indemnification that is the same as that which is provided under Article Ten.

      The Company has also adopted in its Article Eleven of its Amended and Restated Articles of Incorporation, and in Section 4.12 of its Bylaws, a provision limiting a director's personal liability for monetary damages for any action or omission unless (i) the director has breached or failed to perform his or her duties under applicable law and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Further, Article Eleven anticipates that if Pennsylvania law is amended after February 25, 1997 to reduce the personal liability of a director even further, than in (i) and
(ii) Article Eleven will be effective to reduce a director's liability to that extent.

      Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Company's Articles, Bylaws and the PBCL, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.    EXHIBITS.

  EXHIBIT
   NUMBER                     DESCRIPTION
   ------                     -----------
      4.1   Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1,
            File No. 333-19973).

      4.2   Bylaws (incorporated by reference to Exhibit 4.2 to the Registration
            Statement on Form S-1, File No. 333-19973).

      5.1   Opinion of Buchanan Ingersoll Professional Corporation.

      23.1  Consent of Ernst & Young LLP.

      23.2  Consent of Arthur Andersen LLP (omitted pursuant to Rule 437(a)

      23.3 Consent of Buchanan Ingersoll Professional Corporation (included in exhibit 5.1).

      24.1  Power of Attorney (included on the signature page).

ITEM 9.    UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
      Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wheeling, State of West Virginia, on December 13, 2002.

                                                VALLEY NATIONAL GASES
                                                INCORPORATED


                                                By    /s/ Michael L. Tyler
                                                   -----------------------------
                                                             Michael L. Tyler
                                                         Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 13, 2002.

      Know all persons by these presents, that each director whose signature appears below hereby constitutes and appoints Robert D. Scherich and Michael L. Tyler, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   /s/ Michael L. Tyler               Director and Chief Executive Officer
------------------------------        (principal executive officer)
        Michael L. Tyler


   /s/ Robert D. Scherich             Chief Financial Officer
------------------------------        (principal financial officer and principal
      Robert D. Scherich              accounting officer)


   /s/ John R. Bushwack               Executive Vice President, Secretary and Director
------------------------------
       John R. Bushwack


   /s/ Gary E. West                   Chairman and Director
------------------------------
         Gary E. West

   /s/ William A. Indelicato          Vice Chairman and Director
------------------------------
    William A. Indelicato


   /s/ F. Walter Riebenack            Director
------------------------------
     F. Walter Riebenack


   /s/ James P. Hart                  Director
------------------------------
       James P. Hart


   /s/ Ben Exley, IV                  Director
------------------------------
        Ben Exley, IV


   /s/ August Maier                   Director
------------------------------
        August Maier

                                EXHIBIT INDEX TO
                                    FORM S-8

                       VALLEY NATIONAL GASES INCORPORATED

   EXHIBIT
    NUMBER                      DESCRIPTION
    ------                      -----------
      4.1   Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1,
            File No. 333-19973).

      4.2   Bylaws (incorporated by reference to Exhibit 4.2 to the Registration
            Statement on Form S-1, File No. 333-19973).

      5.1   Opinion of Buchanan Ingersoll Professional Corporation.

      23.1  Consent of Ernst & Young LLP.

      23.2  Consent of Arthur Andersen LLP (omitted pursuant to Rule 437(a)

      23.3 Consent of Buchanan Ingersoll Professional Corporation (included in exhibit 5.1).

      24.1  Power of Attorney (included on the signature page).